COUNTRYWIDE FINANCIAL CORPORATION

VESTED INCENTIVE STOCK OPTION AGREEMENT

     This “Agreement” is made as of April 1, 2005 between Countrywide Financial Corporation (the “Company”) and you (the “Optionee”). The Option granted pursuant to this Agreement is intended to be treated as an incentive stock option under section 422 of the Internal Revenue Code (the “Code”).

     In accordance with the Countrywide Financial Corporation 2000 Equity Incentive Plan (the “Plan”), the Company has granted to the Optionee an Option to purchase all or any part of the number of shares common stock, par value $.05 per share (“Option Shares”), of the Company, as set forth on the Option Statement (the “Statement”) linked electronically hereto upon the terms and conditions described in this Agreement, the Statement and the Plan. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

1. (a) Grant and Vesting of Option. This Agreement along with the Statement evidences the Company’s grant to the Optionee on the date stated above (the “Grant Date”), the right and option to purchase, on the terms and conditions described in this Agreement and in the Plan, all or any part of the number of Option Shares of common stock, at the price per share described in the Statement (the “Option”) subject to the provisions of this Agreement and the Plan. The Option is vested as of the Grant Date and is fully exercisable on May 1, 2005.

The Option shall expire at 5:00 p.m., central time, on the tenth anniversary of the Grant Date (the “Expiration Date”).

2. Method of Exercise. The Option is exercised by (i) proper delivery of a written exercise notice, (ii) proper delivery of a facsimile of an exercise notice, (iii) proper use of a specified electronic medium (phone, intranet, internet or other), whether or not such medium is the property of, or maintained by, the Company or a third party service provider, or (iv) any other method prescribed by the Company. The exercise price of an Option shall be paid when received in the form of one or more of the following, as the Committee may specify, either through the terms of this Agreement or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of capital stock of the Company that have been held by the Optionee for at least six (6) months, (c) other property deemed acceptable by the Committee, or (d) any combination of (a) through (c).

3. Termination of Option and Acceleration of Vesting.

     (a) Effect of Termination of Employment or Service. An Option shall terminate upon or following an Optionee’s termination of employment with the Company and its Subsidiaries as follows:

          (i) In the event an Optionee’s employment terminates for any reason other than death, Disability, Cause or Retirement, then the Optionee may at any time within three (3) months after the later of (a) delivery of this Agreement; or (b) his or her termination of employment, exercise an Option.

          (ii) in the event the Optionee’s employment terminates, other than as a result of death or Cause, and the Optionee returns to employment with the Company within three (3) months after the termination, the termination will have no effect on the Option and the Optionee shall have the same number of shares, to the extent not exercised, as set forth in this Agreement;

          (iii) In the event the Optionee’s employment terminates as a result of Disability, then the Optionee may at any time within one (1) year after the later of (a) delivery of this Agreement; or (b) such termination, exercise such Option.

          (iv) In the event an Optionee’s employment terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

          (v) In the event an Optionee dies while an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (i) above or within one (1) year after termination as a result of Disability as described in clause (iii) above or Retirement under clause (vi) below, then the Option may be exercised at any time within one (1) year after the later of (a) the Optionee’s death; or (b) delivery of this Agreement, by the person or persons to whom the Optionee’s rights pass by transfer or Beneficiary Designation, as the case may be, or, absent such a transfer or Beneficiary Designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or the laws of descent and distribution.

          (vi) In the event an Optionee’s employment terminates as a result of Retirement, the Optionee may at any time within one (1) year after the later of (a) termination of service by reason of Retirement; or (b) delivery of this Agreement, exercise such Options.

     (b) Effect of a Corporate Change. In the event of a Corporate Change, an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Corporate Change, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) the Fair Market Value, on the date preceding the date of surrender of the Option Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Option Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six (6) months prior to the Corporate Change to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option.

4. Non-Transferability of Option. No Option granted under the Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than pursuant to the Beneficiary

Designation, by will or the laws of descent and distribution or by a qualified domestic relations order.

5. Rights of the Optionee. No Optionee shall be deemed for any purpose to be the owner of any Option Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered the Option Shares to the Optionee and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Option Shares.

6. Adjustment. If the outstanding shares of common stock or other securities of the Company, or both, for which an Option is then exercisable or as to which an Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split or reverse stock split, combination of shares, recapitalization, or reorganization, the Board of Directors or the Committee shall appropriately and equitably adjust the number and kind of shares of common stock or other securities which are subject to the Plan or subject to any Options theretofore granted, and the exercise or settlement prices of such Options, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made only to the extent that such adjustment will not affect the status of an Option intended to qualify as an incentive stock option or as “performance based compensation” under Code section 162(m). If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the number of shares of common stock as to which such Options shall then be exercisable, the number and class of shares of stock, securities, cash, property or other consideration to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of common stock as to which such Option is then exercisable.

7. Withholding. Subject to limitations set forth in the Plan, the Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as my be required by law to be withheld (the “Withholding for Taxes”) with respect to any Option. If an Optionee is entitled to receive Option Shares upon exercise of an Option, the Optionee shall pay the Withholding for Taxes to the Company prior to the issuance of such Option Shares. If an Optionee makes a disposition, within the meaning of Code section 424(c), of any Share or Option Shares issued pursuant to the exercise of an incentive stock option within the two-year period commencing on the day after the date of the grant or within a one-year period commencing on the day after the date of transfer of such Share or Option Shares to the Optionee pursuant to such exercise, the Optionee shall within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding for Taxes.

8. Amendments and Termination. The Board (or a duly authorized committee of the Board) may amend, alter or discontinue the Plan at any time but, except as provided pursuant to the anti-dilution adjustment of the Plan, no such amendment shall, without the approval of the stockholders of the Company: (a) increase the maximum number of shares of common stock for which Options may be granted under the Plan; (b) reduce the price at which Options may be granted below the price provided for in Section 6.2 of the Plan; (c) reduce the exercise price of outstanding Options; (d) extend the term of this Plan; (e) change the class of persons eligible to be Participants; (f)impair the rights of any Optionee without such holder’s consent.

9. Beneficiary Designation. The Optionee may file with the Company a written designation of a beneficiary or beneficiaries under the Plan on the form found in the Benefits Bookstore on HR Cafe and may from time to time revoke or amend any such designation. Any designation of beneficiary shall be controlling over any other disposition, testamentary or otherwise. Designating a beneficiary to exercise the Option at death may in some jurisdictions (e.g., California) enable the Optionee to avoid the inclusion of Options in the Optionee’s probate estate at death. Such Options will, however, still be included in the Optionee’s estate for estate tax purposes. If the Optionee does not make any designation, then the Optionee’s Options will pass by will or by applicable laws of descent and distribution.

10. Optionee Statement and Modifications. The Option granted to the Optionee under this Agreement, the Grant Date, and its exercise price and vesting schedule with respect thereto, shall be set forth on the Statement. The Optionee hereby acknowledges and agrees that the Statement may be revised from time to time by the Company to reflect additional grants of Options, exercises of Options and any permitted modifications to the Plan and Options granted thereunder. Unless the Optionee provides written notice to the Company’s Stock Option Administrator within thirty (30) days of receipt of the Statement at the principal office of the Company in Calabasas, California, or such other addresses as may be communicated to the Optionee, the Statement (including any revisions incorporated therein) shall be binding on the Optionee, without further notice to or acknowledgment by the Optionee. If no notice is received from the Optionee within the thirty (30) day period, then the Optionee shall be deemed to have acknowledged that the Statement is binding with respect to the information contained therein.

     IN WITNESS WHEREOF, by clicking the Accept Button below, the Optionee acknowledges acceptance of the terms and conditions of this Agreement.

Yes, I do accept
(Click here to view grant information. Use
your HR Cafe password to log in).

No, I do not accept
If you do not accept, your grant will be voided.